UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 4, 2006, Vertical Communications, Inc. (the “Company” or “Vertical”) filed a Current Report on Form 8-K to report, among other things, the December 1, 2006 completion of the acquisition of all of the outstanding securities of Vodavi Technology, Inc. (“Vodavi”) as described below. At the time of the filing, certain financial statements were not available and, accordingly, were not filed with the Current Report. The Company is filing this Amendment to include in the Current Report those financial statements and the pro forma financial information required to be filed under Item 9.01.

Pursuant to an Agreement and Plan of Merger dated as of October 18, 2006 (the “Merger Agreement”), by and among the Company, Vodavi and Vertical Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerSub”), MergerSub was merged with and into Vodavi (the “Merger”), with Vodavi continuing its corporate existence as a wholly-owned subsidiary of the Company (the “Surviving Entity”). Pursuant to the terms of the Merger Agreement, the certificate of incorporation, the bylaws, and the directors and the officers of MergerSub are now the certificate of incorporation, bylaws, and directors and officers of the Surviving Entity. In accordance with Delaware law, all of the rights, privileges, powers, immunities, purposes, and franchises of Vodavi and MergerSub have been vested in the Surviving Entity.

Pursuant to the Merger Agreement, each issued and outstanding share of capital stock of Vodavi was converted into the right to receive $7.50 in cash, without interest, on the terms specified in the Merger Agreement. Immediately prior to the effective time of the Merger, all outstanding options to purchase shares of Vodavi common stock, whether vested or not vested, were exercised pursuant to a cashless exercise procedure and all equity incentive plans administered by Vodavi were terminated. The aggregate consideration paid by the Company to the stockholders of Vodavi was approximately $31.1 million in cash (the “Merger Consideration”). In addition, the Company incurred approximately $0.5 million in transaction costs related to the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by Vertical on October 19, 2006, and which is incorporated by reference.

The Company obtained the Merger Consideration through (a) the sale of 27,400 shares of its newly designated Series E Convertible Preferred Stock, par value $1.00 per share, at a purchase price of $1,000 per share to certain investors pursuant to an Amended and Restated Securities Purchase Agreement by and among the Company and certain investors in our Series E Convertible Preferred Stock, and (b) by entering into a Credit Agreement dated as of October 18, 2006, by and among the Company, Vertical Communications Acquisition Corp., a Delaware corporation, Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P. (“Lender”), pursuant to which the Company issued (i) a senior secured promissory note payable to Lender in the principal amount of Ten Million Dollars; and (ii) a senior secured promissory note payable to Lender in the principal amount of Fifteen Million Dollars.

The foregoing descriptions of the Amended and Restated Securities Purchase Agreement and the Credit Agreement do not purport to be complete summaries. You are urged to read the complete documents, copies of which were filed as Exhibit 10.8 to the Form 8-K filed by Vertical on December 4, 2006 and Exhibit 10.3 to the Form 8-K filed by Vertical on October 19, 2006, respectively, for a complete description of the terms and conditions of such documents.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following financial statements of Vodavi Technology Inc. are filed herewith. The financial statements are included in this report as Exhibit 99.1 and Exhibit 99.2 hereto, which follow the signature page of this report:

•

Exhibit 99.1 – Audited Consolidated Financial Statements of Vodavi Technology, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005, December 31, 2004, and December 31, 2003; and

•

Exhibit 99.2 – Unaudited Interim Consolidated Financial Statements of Vodavi Technology, Inc. as of September 30, 2006 and 2005 and for the three and nine months ended September 30, 2006 and September 30, 2005.

(b)	Pro forma financial information of the consolidated financial statements of Vertical Communications, Inc. and Vodavi Technology, Inc.

Exhibit 99.3 – Pro forma financial information:

•	Pro forma condensed consolidated balance sheet for Vertical Communications, Inc. at September 30, 2006;

•	Pro forma condensed consolidated statement of operations for Vertical Communications, Inc. for the year ended June 30, 2006 and for the three months ended September 30, 2006.

(d)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007

VERTICAL COMMUNICATIONS, INC.

By:	/s/ Kenneth Clinebell
Name:	Kenneth Clinebell
Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Audited Consolidated Financial Statements of Vodavi Technology, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003

99.2	Unaudited Interim Consolidated Financial Statements of Vodavi Technology, Inc. as of September 30, 2006 and for the three and nine months ended September 30, 2006 and September 30, 2005

99.3	Pro forma financial information